Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 26, 2019, in the Registration Statement (post- effective amendment No. 1 to Form F-1) and related Prospectus of United World Holding Group Ltd.

/s/ TAAD LLP
Diamond Bar, California
June 26, 2019